As filed with the Securities and Exchange Commission on March 29, 2001
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           CONSTELLATION BRANDS, INC.
             (exact name of Registrant as specified in its charter)


                               DELAWARE 16-0716709
                  (State or other jurisdiction (I.R.S. Employer
              of incorporation or organization) Identification No.)


                          300 WillowBrook Office Park,
                            Fairport, New York 14450
               (Address of Principal Executive Offices) (Zip Code)


             CONSTELLATION BRANDS, INC. INCENTIVE STOCK OPTION PLAN
                            (Full title of the Plan)


                             Thomas J. Mullin, Esq.
                  Executive Vice President and General Counsel
                           Constellation Brands, Inc.
                           300 WillowBrook Office Park
                            Fairport, New York 14450
                                 (716) 218-2169
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)


                                    Copy to:
                               Roger W. Byrd, Esq.
                                Nixon Peabody LLP
                               1300 Clinton Square

                            Rochester, New York 14604
                                 (716) 263-1000
--------------------------------------------------------------------------------


                        CALCULATION OF REGISTRATION FEE

                                                 Proposed              Proposed
  Title of                                        Maximum               Maximum
 Securities                                      Offering              Aggregate           Amount of
    to be              Amount to be              Price Per             Offering          Registration
REGISTERED(1)          REGISTERED(1)             SHARE (2)               PRICE                FEE
-------------          -------------             ---------             ---------         ------------
Class A Common          18,400                   $59.40                 $1,092,960          $273.17
Stock                   43,100                   $54.00                 $2,327,400          $581.85
                       938,500                   $65.87(3)             $61,818,995(3)    $15,454.75



(1) Pursuant to Rule 416(b) under the Securities Act of 1933, this registration statement covers such additional shares of Class A Common Stock as may be issuable pursuant to anti-dilution provisions of the Plan. (2) Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1).
(3) As instructed by Rule 457(h)(1) and estimated in accordance with Rule 457(c), based upon the average of the high and low prices for the Registrant's Class A Common Stock on the New York Stock Exchange reported as of March 22, 2001.

                                     Part II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The following documents which have been filed by Constellation Brands, Inc. (formerly known as Canandaigua Brands, Inc.) (the "Registrant") with the Securities and Exchange Commission are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended February 29, 2000, filed pursuant to Section 13 of the Securities Exchange Act of 1934;

         (b) All other reports filed by the Registrant pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 since February 29, 2000, including specifically, but not limited to, the Registrant's Current Reports on Form 8-K filed on April 11, 2000, May 12, 2000, June 22, 2000, September 20, 2000, September 27, 2000, January 4, 2001, February 2, 2001, February 12, 2001,
February 20, 2001, February 21, 2001, March 7, 2001 and March 14, 2001 and the Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ending May 31, 2000, August 31, 2000 and November 30, 2000;

         (c) The description of the Registrant's Class A Common Stock contained in the Registrant's registration statement on Form 8-A filed on October 4, 1999 under Section 12 of the Securities and Exchange Act, including all amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         James A. Locke III, Esq. serves as a member of the Board of Directors of the Registrant. Mr. Locke is a partner in the law firm Nixon Peabody LLP, which firm has rendered an opinion regarding the legality of the securities offered by the Registration Statement. Mr. Locke owns or has the option to purchase 16,804 Shares of the Registrant's Class A Common Stock. Mr. Locke also owns 33 shares of the Registrant's Class B Common Stock, and such shares are convertible into Class A Common Stock. Certain attorneys of Nixon Peabody LLP may also own Shares of the Class A Common Stock of the Registrant. A copy of the Opinion of Nixon Peabody LLP is attached hereto as Exhibit 5.

Item 6.  Indemnification of Directors and Officers.

         The General Corporation Law of Delaware (Section 102) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his/her fiduciary duty as a director, except in the case where the director breached his/her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Restated Certificate of Incorporation of the Registrant contains a provision which eliminates directors' personal liability as set forth above.

         The General Corporation Law of Delaware (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes the Registrant to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

         The Registrant's Restated Certificate of Incorporation provides for indemnification to the fullest extent authorized by Section 145 of the General Corporation Law of Delaware for directors, officers and employees of the Registrant and also to persons who are serving at the request of the Registrant as directors, officers or employees of other corporations (including subsidiaries); provided that, with respect to proceedings initiated by such indemnitee, indemnification shall be provided only if such proceedings were authorized by the Board of Directors. The right of indemnification is not exclusive of any other right which any person may acquire under any statute, bylaw, agreement, contract, vote of stockholders or otherwise.

         From time to time the Registrant has and will enter into agreements with underwriters for securities offerings which provide for indemnification of directors, officers and controlling persons of the Registrant for losses, claims, damages, or liabilities resulting from an untrue statement made in a registration statement in reliance upon and in conformity with written information furnished to the Registrant by or on behalf of such underwriters for inclusion in the Registration Statement.

         The Registrant maintains a directors' and officers' liability insurance and corporate reimbursement policy insuring directors and officers against loss arising from claims made arising out of the performance of their duties.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Exhibit Index.

Item 9.  Undertakings.


         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of the Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on the 28th day of March, 2001.

                                    CONSTELLATION BRANDS, INC.


                                    By:/S/Richard Sands
                                      ------------------------------------------
                                                  Richard Sands
                                      Chairman of the Board, President and
                                      Chief Executive Officer

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Richard Sands, Robert Sands and Thomas S. Summer, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


 /S/Richard Sands       Director, Chairman of            March 28, 2001
-------------------     the Board, President and
    Richard Sands       Chief Executive
                        Officer (Principal
                        Executive Officer)


 /S/Robert Sands        Director, Group President        March 28, 2001
-------------------
    Robert Sands


/S/Thomas S. Summer     Executive Vice President         March 28, 2001
-------------------     and Chief Financial Officer
   Thomas S. Summer     (Principal Financial and
                        Accounting Officer)

/S/George Bresler       Director                        March 28, 2001
-------------------
   George Bresler



/S/James A. Locke, III  Director                        March 28, 2001
-------------------
James A. Locke, III

                                  EXHIBIT INDEX

EXHIBIT NO.               DESCRIPTION                         LOCATION

4-1*             Incentive Stock Option Plan            Contained in Exhibit
                                                        10.2 to the Registrant's
                                                        Quarterly Report on
                                                        Form 10-Q for the fiscal
                                                        quarter ended August
                                                        31, 1997

4-2*             Amendment Number One to                Contained in Exhibit
                 Incentive Stock Option Plan            10.3 to the Registrant's
                                                        Quarterly Report on
                                                        Form 10-Q for the fiscal
                                                        quarter ended August
                                                        31, 1997

4-3*             Amendment Number Two to                Contained in Exhibit
                 Incentive Stock Option Plan            10.2 to the Registrant's
                                                        Quarterly Report on
                                                        Form 10-Q for the fiscal
                                                        quarter ended August
                                                        31, 2000

4-4              Amendment Number Three to              Filed Herewith
                 Incentive Stock Option Plan

4-5*             Restated Certificate of Incorporation  Contained in Exhibit
                 of the Registrant                      3.1 to the Registrant's
                                                        Quarterly Report on
                                                        Form 10-Q for the fiscal
                                                        quarter ended August
                                                        31, 2000

4-6*              By-Laws of the Registrant              Contained in Exhibit
                                                        3.2 to the Registrant's
                                                        Quarterly Report on

                                                        Form 10-Q for the fiscal
                                                        quarter ended August
                                                        31, 2000 and
                                                        incorporated herein
                                                        by reference

5-1              Legal Opinion of Nixon Peabody LLP     Filed Herewith


23-1             Consent of Nixon Peabody LLP           Contained in opinion
                                                        filed as Exhibit 5-1
                                                        to this Registration
                                                        Statement

23-2             Consent of Arthur Andersen LLP,        Filed Herewith
                 independent accountants


__________________________
*Incorporated by reference to the indicated filing.